Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes

Treasurer

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 277-7109

ir@exlservice.com

EXL REPORTS 2010 FOURTH QUARTER AND FULL YEAR RESULTS

AND PROVIDES GUIDANCE FOR CALENDAR YEAR 2011

2010 Revenues of $252.8 Million and Adjusted Operating Margin of 14.7%

2011 Revenue Guidance of $295.0 to $305.0 Million Representing Growth of 17% to 21%

New York, NY – Feb 28, 2011 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the fourth quarter of 2010 and the year ended December 31, 2010.

Rohit Kapoor, President and CEO, commented: “2010 was a year of solid execution and business momentum for EXL. Our focus on client-centricity, our investment in domain knowledge and integration of outsourcing and transformation services further strengthened our competitive positioning with our clients and prospects. Our revenues grew 35.9% year over year, excluding a one-time client payment we received in 2009. This growth was broad-based and the result of new client wins, scope expansions with existing clients across service lines and geographies and prudent acquisitions. Our two recent acquisitions have been integrated and are performing at or above expectations. I believe our market position is stronger than ever and we have great momentum in the marketplace as we execute our growth plans in 2011.”

Vishal Chhibbar, CFO, commented: “EXL’s 2010 revenues of $252.8 million significantly exceeded our guidance of $247.0 million due to strong demand by clients through the end of last year. Revenues, excluding a one-time client payment we received in 2009, adjusted EBITDA and adjusted diluted EPS increased by 35.9%, 34.4% and 81.1%, respectively, over the previous year. These results were achieved by a combination of revenue growth and gross margin stability combined with operating leverage in our general and administrative expenses. Our revenue growth and margin expansion allowed us to generate $50.8 million of adjusted EBITDA and $1.08 of adjusted diluted EPS in 2010.

For 2011, we are providing revenue guidance of between $295.0 million to $305.0 million representing annual revenue growth of 17% to 21%. For 2011, based on current exchange rates, we expect to achieve adjusted operating margins of 13.0% to 14.0%. Our margin guidance is impacted by an investment in physical infrastructure expansion in a special economic zone in India and foreign exchange headwinds.”

Financial Highlights – Fourth Quarter 2010 and Year Ended December 31, 2010

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•

Revenues for the year ended December 31, 2010 increased 32.3% to $252.8 million compared to $191.0 million in the year ended December 31, 2009. Revenues for the year ended December 31, 2010 increased 35.9% excluding a one-time client payment of $5.1 million in the year ended December 31, 2009. Revenues for the quarter ended December 31, 2010 were $70.0 million compared to $59.4 million in the quarter ended December 31, 2009. Revenues for the quarter ended December 31, 2010 increased 28.8% excluding the one-time client payment of $5.1 million in the quarter ended December 31, 2009.

•

Gross margin for the year ended December 31, 2010 was 40.1% compared to 41.2% for the year ended December 31, 2009 excluding a one-time client payment of $5.1 million in the year ended December 31, 2009. Outsourcing gross margin for the year ended December 31, 2010 was 40.9% compared to 43.7% for the year ended December 31, 2009 excluding a one-time client payment of $5.1 million in the year ended December 31, 2009. Transformation gross margin for the year ended December 31, 2010 was 37.6% compared to 31.4% for the year ended December 31, 2009. Gross margin for the quarter ended December 31, 2010 was 40.4% compared to 44.1% for the quarter ended December 31, 2009 excluding a one-time client payment of $5.1 million in the quarter ended December 31, 2009.

•

Operating margin for the year ended December 31, 2010 was 10.5% compared to 12.8% for the year ended December 31, 2009. Operating margin for the quarter ended December 31, 2010 was 11.1% compared to 20.4% for the quarter ended December 31, 2009. Adjusted operating margin for the year ended December 31, 2010 was 14.7% compared to 14.3% for the year ended December 31, 2009. Adjusted operating margin for the quarter ended December 31, 2010 was 15.1% compared to 16.3% for the quarter ended December 31, 2009.

•

Net income for the year ended December 31, 2010 was $26.6 million compared to $15.7 million for the year ended December 31, 2009. Net income for the quarter ended December 31, 2010 was $8.3 million compared to $7.5 million for the quarter ended December 31, 2009. Adjusted EBITDA for the year ended December 31, 2010 was $50.8 million compared to $37.8 million for the year ended December 31, 2009. Adjusted EBITDA for the quarter ended December 31, 2010 was $14.6 million compared to $12.0 million for the quarter ended December 31, 2009.

•

Diluted earnings per share for the year ended December 31, 2010 was $0.88 compared to $0.53 for the year ended December 31, 2009. Diluted earnings per share for the quarter ended December 31, 2010 was $0.27 compared to $0.25 in the quarter ended December 31, 2009. Adjusted diluted earnings per share for the year ended December 31, 2010 was $1.08 compared to $0.60 for the year ended December 31, 2009. Adjusted diluted earnings per share for the quarter ended December 31, 2010 was $0.29 compared to $0.18 in the quarter ended December 31, 2009.

Business Announcements

•

Won 26 new clients across outsourcing and transformation services in 2010, including 6 clients in the fourth quarter of 2010. We now have approximately 120 clients including over 60 insurance companies.

•	Expanded multiple strategic outsourcing relationships with the migration of over 110 outsourcing processes in 2010. Migrations for our two recently acquired strategic clients are currently underway.

•

Expanded our global delivery capacity by over 800 seats spread over 100,000 square feet in a tax-advantaged special economic zone located in Noida, India. The planned second phase entails setting up of an additional 1,400 seats. The total expansion represents a 21% increase in our delivery capacity as compared to the total number of workstations at the end of 2010.

•	Strengthened our global client services and business development teams by hiring four additional Vice Presidents since the beginning of the fourth quarter.

•	Increased our headcount as of December 31, 2010 to approximately 12,700 compared to approximately 10,700 as of December 31, 2009.

•

Experienced attrition for billable employees for the year ended December 31, 2010 of 34.4% compared to 22.6% in the year ended December 31, 2009. Attrition for the quarter ended December 31, 2010 was 35.5% compared to 27.3% for the quarter ended December 31, 2009, and 32.8% for the quarter ended September 30, 2010. The increase in attrition is a result of the heightened demand environment for professional resources due to ongoing economic expansion in the geographies in which our global delivery facilities are located.

2011 Outlook

The Company is providing the following guidance for calendar year 2011 based on current exchange rates:

•	Revenues of between $295.0 million to $305.0 million

•	Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, of between 13.0% to 14.0%

Conference Call

EXL will host a conference call on Tuesday, March 1, 2011 at 10:00 a.m. (ET) to discuss the Company’s quarterly and annual results and discuss the Company’s operating performance and financial outlook. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at www.exlservice.com, where the accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and enter “43255313”. For those who cannot access the live broadcast, a replay will be available by dialing 1-800-642-1687 or 1-706-645-9291 and entering “43255313” from two hours after the end of the call until 11:59 p.m. (ET) on March 15, 2011. The replay will also be available on the EXL website (www.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS) is a leading provider of outsourcing and transformation services. EXL’s outsourcing services include a full spectrum of business process outsourcing services from offshore delivery centers requiring ongoing process management skills. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, risk and financial management and operations and process excellence services. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the insurance, utilities, banking and financial services, transportation and logistics, and travel sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

	(Audited) Year ended December 31,		(Unaudited) Three Months ended December 31,
	2010	2009	2010	2009
Revenues	$252,753	$190,995	$70,040	$59,438
Cost of revenues (exclusive of depreciation and amortization)	151,285	109,389	41,769	30,403

Gross profit	101,468	81,606	28,271	29,035

Operating expenses:
General and administrative expenses	40,278	31,850	11,040	9,713
Selling and marketing expenses	18,832	13,950	4,752	3,910
Depreciation and amortization	15,835	11,405	4,687	3,268

Total operating expenses	74,945	57,205	20,479	16,891

Income from continuing operations	26,523	24,401	7,792	12,144
Other income/(expense):
Foreign exchange gain/(loss)	4,199	(5,929)	1,747	(915)
Interest and other income, net	1,367	1,023	373	167

Income from continuing operations before income taxes	32,089	19,495	9,912	11,396
Income tax provision	5,497	3,703	1,616	3,872

Income from continuing operations	26,592	15,792	8,296	7,524
Loss from discontinued operations, net of taxes	—	(139)	—	—

Net income	$26,592	$15,653	$8,296	$7,524

Earnings per share (a):
Basic :
Continuing operations	$0.91	$0.55	$0.28	$0.26
Discontinued operations	—	—	—	—

	$0.91	$0.54	$0.28	$0.26

Diluted :
Continuing operations	$0.88	$0.54	$0.27	$0.25
Discontinued operations	—	—	—	—

	$0.88	$0.53	$0.27	$0.25

Weighted-average number of shares used in computing earnings per share:
Basic	29,281,364	28,963,770	29,458,508	29,044,346
Diluted	30,388,520	29,417,910	30,806,190	29,932,880

(a)	Per share amounts may not foot due to rounding.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$111,182	$132,215
Short-term investments	3,084	4,009
Restricted cash	231	65
Accounts receivable, net of allowance for doubtful accounts of $246 at December 31, 2010 and $262 at December 31, 2009	44,186	34,856
Prepaid expenses	3,317	2,484
Deferred tax assets, net	1,721	1,125
Advance income-tax, net	5,364	—
Other current assets	5,244	3,045

Total current assets	174,329	177,799

Fixed assets, net	34,733	23,964
Restricted cash	3,432	3,895
Deferred tax assets, net	14,333	12,229
Intangible assets, net	18,591	627
Goodwill	43,370	19,619
Other assets	16,895	11,487

Total assets	$305,683	$249,620

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,860	$5,345
Deferred revenue	5,108	4,745
Accrued employee cost	23,947	16,020
Accrued expenses and other current liabilities	16,560	11,530
Income taxes payable	—	543
Current portion of capital lease obligations	231	144

Total current liabilities	50,706	38,327

Capital lease obligations, less current portion	389	137
Non-current liabilities	6,042	5,438

Total liabilities	57,137	43,902

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 29,690,463 shares issued and 29,437,961 shares outstanding as of December 31, 2010 and 29,278,10 shares issued and 29,031,073 shares outstanding as of December 31, 2009	30	29
Additional paid-in capital	136,173	124,493
Retained earnings	112,266	85,674
Accumulated other comprehensive income/(loss)	1,126	(3,515)

	249,595	206,681

Less: 252,502 shares as of December 31, 2010 and 247,030 shares as of December 31, 2009, held in treasury, at cost	(1,069)	(976)

ExlService Holdings, Inc. stockholders’ equity	248,526	205,705
Non-controlling interest	20	13

Total stockholders’ equity	248,546	205,718

Total liabilities and stockholders’ equity	$305,683	$249,620

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following three items which do not directly link to the Company’s ongoing performance: (i) stock-based compensation (ii) expenses associated with the amortization of acquisition-related intangibles, and (iii) a one-time payment from a client in 2009. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The Company also incurs significant non-cash charges for depreciation that may not be indicative of our ability to generate cash flow. The Company believes that providing the measure of adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations. Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the year ended December 31, 2010 and December 31, 2009 and for the three month periods ended December 31, 2010, December 31, 2009 and September 30, 2010:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2010	2009	2010	2009	2010
Net income (GAAP)	$26,592	$15,653	$8,296	$7,524	$7,804
add: Income tax provision, Other income/(expense), Income/(loss) from discontinued operations, net of taxes	(69)	8,748	(504)	4,620	(821)

Income from continuing operations (GAAP)	$26,523	$24,401	$7,792	$12,144	$6,983
add: Stock-based compensation expense (a)	8,491	7,093	2,138	1,704	2,121
add: Amortization of acquisition-related intangibles (b)	2,024	167	635	83	688
subtract: One-time client payment (c)	—	(5,075)	—	(5,075)	—

Adjusted operating income (Non-GAAP)	$37,038	$26,586	$10,565	$8,856	$9,792

Adjusted operating income margin %	14.7%	14.3%	15.1%	16.3%	14.5%
add: Depreciation	13,811	11,238	4,051	3,185	3,530

Adjusted EBITDA (Non-GAAP)	$50,849	$37,824	$14,616	$12,041	$13,322

Adjusted EBITDA margin %	20.1%	20.3%	20.9%	22.1%	19.7%

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.
(c)	To exclude a one-time payment from a client in 2009.

Note:	Adjusted operating income margin % and Adjusted EBITDA margin % calculated for three months ended December 31, 2009 and year ended December 31, 2009 excludes a one-time client payment of $5.1 million.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2010	2009	2010	2009	2010
Net income (GAAP)	$26,592	$15,653	$8,296	$7,524	$7,804
add: Stock-based compensation expense (a)	8,491	7,093	2,138	1,704	2,121
add: Amortization of acquisition-related intangibles (b)	2,024	167	635	83	688
subtract: Tax impact on stock-based compensation expense	(3,580)	(2,025)	(1,785)	(487)	(639)
subtract: Tax impact on amortization of acquisition-related intangibles	(625)	—	(206)	—	(364)
subtract: One-time client payment (c)	—	(5,075)	—	(5,075)	—
add: Tax impact of one-time client payment	—	1,776	—	1,776	—

Adjusted net income	$32,902	$17,589	$9,078	$5,525	$9,610

Adjusted diluted earnings per share	$1.08	$0.60	$0.29	$0.18	$0.32

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.
(c)	To exclude a one-time payment from a client in 2009.